UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2007
(May 15, 2007)

Linn Energy, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

600 Travis, Suite 7000
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 605-4100

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01   Financial Statements and Exhibits.

(b)                                      Pro forma financial information.

The unaudited pro forma condensed combined statement of operations of Linn Energy, LLC for the three months ended March 31, 2007, which gives effect to the acquisition of certain oil and gas properties in the Texas Panhandle from Stallion Energy LLC, acting as general partner for Cavallo Energy, LP, is included below and incorporated herein by reference.

Introduction

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2007 is derived from the historical consolidated financial statements of Linn Energy, LLC (“Linn,” or the “Company”) and from the historical direct revenues and direct operating expenses of certain oil and gas properties in the Texas Panhandle acquired from Stallion Energy LLC, acting as general partner for Cavallo Energy, LP, with pro forma adjustments based on assumptions we have deemed appropriate.

The unaudited pro forma condensed combined statement of operations gives effect to the acquisition of the Texas Panhandle properties as if it had occurred on January 1, 2007.  The acquisition and the related adjustments are described in the accompanying notes.  In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statement.

The unaudited pro forma consolidated statement of operations is not necessarily indicative of the consolidated results of operations of the Company had the acquisition actually been completed on January 1, 2007.  Moreover, the unaudited pro forma consolidated statement of operations does not project consolidated results of operations of the Company for any future period.

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2007

	Linn Historical	Texas Panhandle Historical	Pro Forma Adjustments		Linn Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Oil, gas and natural gas liquid sales	$39,204	$4,021	$—		$43,225
Loss on oil and gas derivatives	(60,441)	—	—		(60,441)
Natural gas marketing income	1,778	—	—		1,778
Other revenues	2,090	—	—		2,090
	(17,369)	4,021	—		(13,348)
Expenses:
Operating expenses	12,456	1,626	—		14,082
Natural gas marketing expenses	1,347	—	—		1,347
General and administrative expenses	10,621	—	—		10,621
Depreciation, depletion, and amortization	11,851	—	1,094	a	12,954
			9	b
	36,275	1,626	1,103		39,004
	(53,644)	2,395	(1,103)		(52,352)

Interest and other income (expense), net	(10,571)	—	(191	)c	(10,793)
			(31	)d
Income (loss) before income taxes	(64,215)	2,395	(1,325)		(63,145)
Income tax provision	(3,632)	—	—	e	(3,632)
Net income (loss)	$(67,847)	$2,395	$(1,325)		$(66,777)

Net income (loss) per unit:
Units – basic	$(1.35)				$(1.33)
Units – diluted	$(1.35)				$(1.33)

Class C units – basic	$(1.35)				$(1.33)
Class C units – diluted	$(1.35)				$(1.33)

Weighted average units outstanding:
Units – basic	45,456				45,456
Units – diluted	45,456				45,456

Class C units – basic	4,894				4,894
Class C units – diluted	4,894				4,894

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

1.                          Basis of Presentation:

The financial statement included in this report presents a pro forma statement of operations reflecting the pro forma effect of Linn Energy, LLC’s (“Linn,” or the “Company”) acquisition of certain oil and gas properties in the Texas Panhandle from Stallion Energy LLC, acting as general partner of Cavallo Energy, LP, (“Cavallo”) as if the acquisition had occurred on January 1, 2007.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2007, is derived from:

•                  the historical consolidated financial statement of Linn; and

•                  the historical direct revenues and direct operating expenses of the Texas Panhandle properties.

The Company’s historical statement of operations includes the results of the Texas Panhandle properties as of February 1, 2007.  Accordingly, the pro forma adjustments represent the period from January 1, 2007, to January 31, 2007, with pro forma adjustments based on assumptions we have deemed appropriate.

The acquisition and the related adjustments are described in the accompanying notes.  In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statement.

The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only, and does not purport to be indicative of the results of operations that would actually have occurred if the acquisition had occurred as presented in such statement or that may be obtained in the future.  In addition, future results may vary significantly from the results reflected in such statement due to factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the three months ended March 31, 2007 and elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”).  The following unaudited pro forma condensed combined statement of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2007.

The pro forma statement should also be read in conjunction with the historical statements of direct revenues and direct operating expenses and the notes thereto of Cavallo filed by the Company with the SEC.

2.                          Acquisition Date:

The acquisition of the Texas Panhandle properties was completed on February 1, 2007, effective January 1, 2007.  The Company acquired certain oil and gas properties from Cavallo for a contract price of $415.0 million, subject to customary closing adjustments.

3.                          Preliminary Purchase Price Allocation:

The following table presents the preliminary purchase price for the Texas Panhandle properties:

Texas Panhandle
(in thousands)

Cash	$407,762
Estimated transaction costs	3,006
Estimated closing adjustment	3,508
414,276
Fair value of liabilities assumed	1,706
Total purchase price	$415,982

The following table presents allocation of the preliminary purchase price to the assets acquired based on estimates of fair value, which are also preliminary:

Texas Panhandle
(in thousands)
Oil and gas properties	$415,244
Vehicles and buildings	738
$415,982

The preliminary purchase price allocation is based on independent appraisals, discounted cash flows, quoted market prices and estimates by management.  The most significant assumptions related to the estimated fair values assigned to proved oil and gas properties.  To estimate the fair values of these properties, we prepared estimates of oil, gas and natural gas liquid reserves.  We estimated future prices to apply to the estimated reserve quantities acquired, and estimated future operating and development costs, to arrive at estimates of future net revenues.  For estimated proved reserves, the future net revenues were discounted using a market-based weighted average cost of capital rate determined appropriate at the time of the acquisition.  The market-based weighted average cost of capital rate was subjected to additional project-specific risking factors.  There were no unproved properties identified with the Texas Panhandle acquisition.  As noted, the purchase price allocation is preliminary; pending final closing adjustments it will be finalized within one year of the acquisition date.

4.                          Pro Forma Adjustments:

As noted above, the results of the Texas Panhandle properties are included in the results of the Company effective February 1, 2007.  The pro forma statement of operations includes adjustments to reflect the acquisition as if it had occurred on January 1, 2007.  The unaudited pro forma combined financial statement has been adjusted to:

a.               record incremental depreciation, depletion and amortization expense, using the units-of-production method, related to acquired oil and gas properties, and depreciation using the straight-line method for acquired property, plant and equipment over its estimated useful lives from three to 20 years of $1.1 million

b.              record accretion expense related to asset retirement obligation on oil and gas properties acquired of  $9,000

c.               record interest expense of $191,000 based on annual interest expense associated with debt of approximately $34.5 million incurred to fund the purchase price; the applicable interest rate is 6.635% (LIBOR plus an applicable margin of 1.5%)

A 1/8 percentage change in the assumed interest rates would result in an adjustment to pro forma net income of approximately $4,000.

d.              record incremental amortization of deferred financing fees associated with credit facility entered into to fund the acquisition of $31,000

e.               The Company is treated as a partnership for federal and state income tax purposes.  The Company’s subsidiary that acquired the Texas Panhandle properties is also treated as a partnership for federal and state income tax purposes.  Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined financial statement.

We do not expect to incur any significant incremental increase in general and administrative expense as a result of this acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LINN ENERGY, LLC
(Registrant)

Date: May 15, 2007	/s/ Lisa D. Anderson
Lisa D. Anderson
Senior Vice President and Chief Accounting Officer
(As Duly Authorized Officer and Chief Accounting Officer)